Exhibit 5.1

17 January 2025

Matter No. 1004008

Doc. Ref.: 110413825

Lilian.Woo@conyers.com / Beverly.Cheung@conyers.com

+852 2842 9588 / +852 2842 9403

Baird Medical Investment Holdings Limited

Cricket Square

Hutchins Drive

P.O. Box 2681

Grand Cayman

KY1-1111

Cayman Islands

Dear Sir/Madam,

Re: Baird Medical Investment Holdings Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of:

(a)	the potential issuance by the Company of up to 11,500,000 ordinary shares of par value US$0.0001 each (the “Ordinary Shares”) of the Company issuable upon exercise of the warrants (the “Warrants”) described in the Warrants Agreement (defined below) (the “Warrant Shares”);

(b)	the potential offer and sale from time to time by the selling securityholders named in the prospectus contained in the Registration Statement or their pledgees, donees, transferees, assignees or other successors in interest (that receive any of the securities as a gift, distribution, or other non-sale related transfer) (the “Selling Securityholders”) which comprise of:

(i)	27,463,627 Ordinary Shares (the “Betters Medical Shares”) currently held by Betters Medical Investment Holdings Limited (“Betters Medical”) and to be offered by the existing shareholders of Betters Medical named in the prospectus contained in the Registration Statement following the Pro Rata Distribution (as defined in the Registration Statement);

(ii)	6,028,406 Ordinary Shares (the “Sponsor Shares”) to be offered by ExcelFin SPAC LLC and certain other shareholders of ExcelFin Acquisition Corp.;

(iii)	50,000 Ordinary Shares (the “Cohen Shares”) to be offered by J.V.B. Financial Group, LLC;

(iv)	583,529 Ordinary Shares (the “GFCHK Shares”) to be offered by Grand Fortune Capital (H.K.) Company Limited; and

(v)	up to 290,000 Ordinary Shares (the “Conversion Shares” and together with the Warrant Shares, the Betters Medical Shares, the Sponsor Shares, the Cohen Shares and the GFCHK Shares, the “Registration Shares”) issuable to Grand Fortune Capital LLC (“GFC”) upon a conversion of the existing 290,000 series A convertible preferred shares in the Company of par value US$0.0001 each (the “Series A Shares”) in accordance with the amended and restated articles of association of the Company (the “Articles”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and a draft of the prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form.

We have also reviewed copies of:

1.1.	the amended and restated memorandum of association of the Company and the Articles, both kept and maintained at the registered office of the Company;

1.2.	the unanimous written resolutions of all of the directors of the Company dated 14 November 2024 and 13 January 2025 (collectively, the “Resolutions”);

1.3.	the waiver and consent letter from GFC as the holder of the Series A Shares dated 13 November 2024 in relation to the Warrant Shares and the Cohen Shares (the “2024 Written Waiver”);

1.4.	the waiver and consent letter from GFC as the holder of the Series A Shares dated 14 January 2025 in relation to the GFCHK Shares (the “2025 Written Waiver” and together with the 2024 Written Waiver, the “GFC Waivers”);

1.5.	the register of members of the Company in relation to the Ordinary Shares as at 16 January 2025 provided by Equiniti Trust Company, LLC on 17 January 2025 (the “Register of Members”);

1.6.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 7 January 2025 (the “Certificate Date”);

1.7.	a copy of the warrant assignment, assumption and amendment agreement dated 1 October 2024 and made between ExcelFin Acquisition Corp., the Company and Equiniti Trust Company, LLC (the “Warrants Agreement”); and

1.8.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

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2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.6.	that upon issue of any Registration Shares (other than the Conversion Shares), the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.7.	that the 290,000 Series A Shares held by GFC will be converted into such number of the Conversion Shares in accordance with the Articles;

2.8.	that the Company will have sufficient authorised but unissued ordinary shares of the Company to effect the conversion or issuance (as the case may be) of any of the Registration Shares at all relevant time;

2.9.	that the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the conversion or issuance (as the case may be) of the Registration Shares and the GFC Waivers, and the due execution and delivery thereof (including, without limitation, the GFC Waivers) by each party thereto;

2.10.	that the Company has not taken any action to appoint a restructuring officer;

2.11.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the laws of the State of New York of the Warrants and the Warrants Agreement; and

2.12.	that the Registration Statement will be duly filed with the Commission.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	When issued and paid for in accordance with the terms of the Warrants Agreement and registered in the register of members of the Company, the Warrant Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3.	When the Series A Shares have been converted in accordance with the Articles, and the Conversion Shares are issued upon such conversion with the holder’s name registered in the register of members of the Company, the Conversion Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.4.	Based solely on our review of the Register of Members and according to section 48 of the Companies Act, each of the relevant Selling Securityholders was the registered holder of the number of Ordinary Shares set against their respective name in the Schedule, and such Ordinary Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/  Conyers Dill & Pearman

Conyers Dill & Pearman

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Schedule

Selling Securityholder	Ordinary Shares
Betters Medical Shares
Betters Medical Investment Holdings Limited	27,463,627
Sponsor Shares
ExcelFin SPAC LLC	4,773,406
Fifth Lane Partners Fund LP	125,000
Tenor Opportunity Master Fund Ltd	75,000
BoothBay Absolute Return Strategies LP	33,733
Boothbay Diversified Alpha Master Fund LP	29,590
Sandia Crest LP	17,993
Crestline Summit Master SPC - Peak SP	14,792
Crestline Summit Master SPC - Crestline Summit APEX SP	3,559
Walleye Opportunities Master Fund Ltd	16,887
Walleye Investments Fund LLC	8,446
RLH SPAC Fund LP	37,500
TQ Master Fund LP	50,000
Perga Capital Partners LP	50,000
James Lee Lapp	12,500
Fir Tree Value Master Fund LP	1,669
Fir Tree Capital Opportunity Master Fund LP	1,018
Fir Tree Capital Opportunity Master Fund III LP	1,667
FT SOF XIII (SPAC) Holdings LLC	24,225
Boston Patriot Merrimack St LLC	96,421
Exos Collateralized SPAC Holdings Fund LP	80,000
Camac Fund LP	75,000
AQR Absolute Return Master Account LP	7,735
AQR SPAC Opportunities Offshore Fund LP	3,425
AQR TA Global Alpha Fund LP	5,036
AQR Funds – AQR Diversified Arbitrage Fund	46,529
AQR Global Alternative Investment Offshore Fund LP – SPACs Sleeve	62,275
Radcliffe SPAC Master Fund LP	125,000
Highbridge Tactical Credit Master Fund LP	99,625
Highbridge Tactical Credit Institutional Fund Ltd	25,375
Nautilus Master Fund LP	125,000
Cohen Shares
J.V.B. Financial Group, LLC	50,000
GFCHK Shares
Grand Fortune Capital (H.K.) Company Limited	583,529

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